CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
The Jackson Rivers Company


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on SB-2 of our report dated April 3, 2006 included in the Annual Report on Form 10-KSB of The Jackson Rivers Company for the year ended December 31, 2005 and to all references to our Firm included in this Registration Statement.


/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
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Houston, Texas

April 27, 2006